SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported) August 23, 2002



Commission        Registrant; State of Incorporation;          I.R.S. Employer
File Number          Address; and Telephone Number            Identification No.
-----------       -----------------------------------         ------------------

333-21011         FIRSTENERGY CORP.                               34-1843785
                  (An Ohio Corporation)
                  76 South Main Street
                  Akron, Ohio  44308
                  Telephone (800)736-3402


1-2323            THE CLEVELAND ELECTRIC ILLUMINATING COMPANY     34-0150020
                  (An Ohio Corporation) c/o FirstEnergy Corp.
                  76 South Main Street
                  Akron, OH  44308
                  Telephone (800)736-3402


1-3583            THE TOLEDO EDISON COMPANY                       34-4375005
                  (An Ohio Corporation)
                  c/o FirstEnergy Corp.
                  76 South Main Street
                  Akron, OH  44308
                  Telephone (800)736-3402



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Item 9.  Regulation FD Disclosure

           On August 23, 2002, FirstEnergy Corp. updated the investment community on activities associated with efforts to return the Davis-Besse Nuclear Power Station to service in a safe and reliable manner.

Nuclear Regulatory Commission (NRC) Inspection Manual Chapter (IMC) 0350 Restart
--------------------------------------------------------------------------------
Process - August 20, 2002 Public Meeting
----------------------------------------

           The NRC's IMC 0350 panel held one of its monthly status meetings on the Davis-Besse restart efforts in Oak Harbor, Ohio on August 20, 2002. During the public meeting, the NRC reviewed the status of current NRC inspection activities at the plant, including the status of the NRC's follow-up inspection to the Augmented Inspection Team (AIT) investigation.

           NRC inspection activities currently underway or planned for the near term include:

           o  New reactor vessel head and code data package
           o  Opening and closing of the Davis-Besse containment building
           o  Program compliance building block
           o  Management and human performance building block
           o  Systems health building block

           The NRC mentioned that the AIT follow-up inspectors reviewed their findings with Davis-Besse management on August 9, 2002. The NRC indicated that the inspection identified apparent violations in the following five areas:

           o  Technical specifications related to pressure boundary leakage
           o  Adequacy of corrective actions
           o  Adhering to procedures
           o  Adequacy of procedures
           o  Completeness and accuracy of documentation

           The results of the inspection will be published in the upcoming NRC Report 02-08. The apparent violations will remain as unresolved items until the NRC completes its significance determination of the degradation of the reactor vessel head. Additionally, the NRC stated that another NRC inspection of implementation of Davis-Besse's containment health assurance plan had identified two violations involving inspector qualifications and acceptance criteria for inspection, and that Davis-Besse is in the process of re-performing the containment health assurance inspections using appropriately qualified inspectors and criteria.

           FirstEnergy Nuclear Operating Company (FENOC) management reviewed the results of FirstEnergy's Root Cause Analysis Report that was provided to the NRC on August 15, 2002 (see Root Cause Analysis Report section below). The overview included a description of the root causes and planned corrective actions.

           FENOC management also provided updates on Davis-Besse's return to service plan including progress on restart action milestones and towards meeting the improved expectations for safe and reliable operations. Progress on some of the key restart action milestones include:

           o  Completion of system health assurance walkdowns
           o  Near completion of containment building inspections
           o  Completion of containment shield building cutting
           o  Initiated containment building painting
           o  Began containment polar crane modifications
           o  Began containment air cooler refurbishment
           o  Prepared existing reactor head for removal


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           o  Prepared reactor head service structure for installation on replacement reactor head
           o  Initiated inspections under the containment vessel
           o Established independent oversight review panel of industry experts to provide advice and recommendations in FirstEnergy's restart efforts
           o Established performance indicators to track progress on building block plans, NRC 0350 Panel restart issues, and new management and human performance improvement initiatives
           o Finalized and provided FirstEnergy's Root Cause Analysis Report to the NRC on August 15, 2002.

           The NRC representatives assured the public that they will be conducting thorough reviews during their inspection activity to ensure that performance improvements are being made and that the proper nuclear safety focus has been established. The NRC representatives indicated that they believe that the management and human performance improvement plan would likely be the "pacing issue" for restart.

Root Cause Analysis Report -Provided to NRC on August 15, 2002
--------------------------------------------------------------

           A significant restart milestone was recently achieved with the finalizing of FirstEnergy's Root Cause Analysis Report, which addresses the management and organizational issues that contributed to the reactor head corrosion problem. This report, which was provided to the NRC on August 15, 2002 and formally filed with the NRC the following week, was the subject of an NRC public meeting held at the NRC's Region III headquarters on August 15, 2002. The report, authored by a team of nuclear experts, provided a self-critical evaluation of the human performance and management factors that contributed to missed opportunities for earlier detection and prevention of the reactor head corrosion problem. The report states, among other things, that plant management and personnel:

           o Did an inadequate job of implementing the Corrective Action Program, which is designed to promptly identify and resolve problems like those leading to the corrosion
           o Did not integrate key industry information and site knowledge and experience, nor adequately compare new information with baseline knowledge
           o Failed to comply with the plant's existing Boric Acid Corrosion Control program.

           The report concludes that the underlying root cause was the focus on production, combined with minimum actions to meet regulatory requirements, which resulted in the acceptance of degraded conditions.

           Other observations by the team include a need for improving training for those personnel conducting boric acid inspections, increasing management involvement and oversight of field activities, and realigning the incentive pay program to increase emphasis on safety.

           The NRC stated that FENOC's root cause analysis appears to address all of the NRC's issues. Additionally, at the August 20, 2002 public meeting, the NRC stated that FENOC's planned corrective actions provide a good road map for going forward, and that the NRC was looking forward to receiving FENOC's detailed management improvement plan.

Davis-Besse Restart Timing and Outage Cost Impact
-------------------------------------------------

           FirstEnergy continues to project that replacement of the Davis-Besse reactor vessel head and other ancillary maintenance work can be completed on a schedule to support restart of the plant by year-end, recognizing however, that the NRC must approve resumption of operations at the unit under their IMC 0350 restart process.


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           The estimated incremental cost impacts for the identified work scope, as previously communicated, are:

           o $55 million to $75 million of mostly capital expenditures to replace the reactor vessel head
           o $50 million to $70 million of mostly O&M expenditures for additional maintenance, including the acceleration of various programs/projects
           o $10 million - $15 million per month for replacement power for the non-summer months
           o $20 million per month for replacement power in the summer months of July and August.

Davis-Besse Replacement Energy Status
-------------------------------------

           FirstEnergy is fully hedged for its 850 megawatts of on-peak replacement energy supply for Davis-Besse through the end of 2002, and although it expects the plant will be ready to return to service before year-end, FirstEnergy also made some on-peak power purchases for the early months of 2003.

Updates on Other Items
----------------------

           FirstEnergy continues to execute the key elements of its business plans for 2002:

           o On August 8, 2002, FirstEnergy canceled the sale of four coal-fired power plants (Lake Plants) to NRG Able Acquisition LLC because of an anticipatory breach of certain obligations in the agreement. While reserving FirstEnergy's right to pursue legal action against NRG, its affiliate, and its parent Xcel Energy for damages, FirstEnergy has begun scheduling management presentations and plant site visits with numerous parties that have expressed interest in acquiring the Lake Plants.

           o FirstEnergy is also proceeding with efforts to divest its remaining 20.1% ownership position in Avon Energy Partners Holdings.

           o Although the actual timing for completion of the asset sales is slightly behind FirstEnergy's desired schedule, FirstEnergy nonetheless continues to demonstrate substantial progress on its debt reduction objectives. With the sale of a 79.9% interest in Avon Energy Partners Holdings and free cash flow, FirstEnergy will reduce debt and preferred equity by approximately $3.0 billion by year-end. This will reduce its consolidated debt ratio from the 66% level at December 31, 2001 to the low-60% level by the end of 2002. In addition, with the anticipated increase in free cash flow, along with asset sale proceeds, FirstEnergy expects to continue to significantly reduce leverage in 2003.

           o FirstEnergy continues to make progress on capturing cost savings associated with its merger with the former GPU, Inc. and from new cost reduction initiatives undertaken this year. For the year, FirstEnergy's earnings guidance remains at $3.30 to $3.45 per share, excluding the effect of the Davis-Besse extended outage and any potential adjustments related to Emdersa, FirstEnergy's Argentine distribution asset, should it be unable to enter into a definitive sale agreement by November 6, 2002. Looking ahead to 2003, FirstEnergy's earnings target will be in the range of $3.70 to $3.90, which reflects 7% - 8% growth from its original 2002 earnings guidance of $3.45 to $3.65.

           This Form 8-K includes forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties. These statements typically contain, but are not limited to, the terms "anticipate", "potential", "expect", "believe", "estimate" and similar words. Actual results may differ materially due to the speed and nature of increased competition and deregulation in the electric utility industry, economic or weather conditions affecting future sales and margins, changes in markets for energy services, changing energy and commodity market prices, legislative and regulatory changes (including revised environmental requirements), the availability and cost of capital, ability to accomplish or realize anticipated benefits from strategic initiatives and other similar factors.


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                                    SIGNATURE



           Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



August 23, 2002




                                            FIRSTENERGY CORP.
                                            -----------------
                                               Registrant

                                        THE CLEVELAND ELECTRIC
                                        ----------------------
                                         ILLUMINATING COMPANY
                                         --------------------
                                               Registrant

                                       THE TOLEDO EDISON COMPANY
                                       -------------------------
                                               Registrant



                                         /s/  Harvey L. Wagner
                                  --------------------------------------
                                              Harvey L. Wagner
                                       Vice President, Controller
                                      and Chief Accounting Officer



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